                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

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                                                      DISTRIBUTIONS IN DOLLARS

                                    PRIOR                                                                                    CURRENT
              ORIGINAL          PRINCIPAL                                                       REALIZED      DEFERRED     PRINCIPAL
CLASS       FACE VALUE            BALANCE      INTEREST      PRINCIPAL              TOTAL         LOSSES      INTEREST       BALANCE
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SA                0.00               0.00     87,364.34           0.00          87,364.34           0.00          0.00          0.00
A-1      34,557,488.00      33,899,068.67    179,382.57     417,687.35         597,069.92           0.00          0.00 33,481,381.32
A-2       4,607,666.00       4,519,876.75     23,917.68      55,691.66          79,609.34           0.00          0.00  4,464,185.09
B-1       1,256,636.00       1,254,620.80      6,639.04         924.76           7,563.80           0.00          0.00  1,253,696.04
B-2       1,466,076.36       1,463,725.29      7,745.55       1,078.89           8,824.44           0.00          0.00  1,462,646.40
SB                0.00               0.00          0.00           0.00               0.00           0.00          0.00          0.00
R                 0.00         136,265.21          0.00           0.00               0.00           0.00     45,434.09    181,699.30
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TOTALS   41,887,866.36      41,273,556.72    305,049.18     475,382.66         780,431.84           0.00     45,434.09 40,843,608.15
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                             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                        PASS-THROUGH
                               PRIOR                                                            CURRENT              RATES
                           PRINCIPAL                                                          PRINCIPAL
CLASS     CUSIP              BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE       CURRENT          NEXT
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SA    23321PWW4             0.000000      2.085672           0.000000           2.085672       0.000000      2.540058%     2.526462%
A-1   23321PWX2           980.947130      5.190845          12.086739          17.277585     968.860391      6.350000%     6.350000%
A-2   23321PWY0           980.947132      5.190845          12.086740          17.277585     968.860393      6.350000%     6.350000%
B-1   23321PWZ7           998.396353      5.283185           0.735901           6.019086     997.660452      6.350000%     6.350000%
B-2   23321PXA1           998.396352      5.283183           0.735903           6.019086     997.660449      6.350000%     6.350000%
SB    23321PXB9             0.000000      0.000000           0.000000           0.000000       0.000000      1.300000%     1.300000%
R                           0.000000      0.000000           0.000000           0.000000       0.000000      6.350000%     6.350000%

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SELLER:                         Quality Mortgage USA, Inc.              ADMINISTRATOR:                         Leslie A. Gaskill
SERVICER:                      Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:             DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                           May 31, 1996                                                            Irvine, CA 92714
DISTRIBUTION DATE:                    June 25, 1996                                 FACTOR INFORMATION:         (800) 735-7777
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                            Page 1 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                         DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     June 25, 1996
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SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                                 17,197.32
PLUS ADDITIONAL SERVICING FEES:
                                                                                                              ---------
                                                                                                              17,197.32

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                                   (930.80)
                                                                                                              ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  16,266.52

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                               12,061.50

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DELINQUENT
LOAN                                                          30-60                 61-90                91 +
INFORMATION:                                                  DAYS                  DAYS                 DAYS               TOTAL
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PRINCIPAL BALANCE                                         2,347,416.32            853,105.51          149,469.01        3,349,990.84
NUMBER OF LOANS                                                     27                    12                   3                  42
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FORECLOSURE LOAN INFORMATION:
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PRINCIPAL BALANCE                                                 0.00                  0.00          417,678.87          417,859.02
NUMBER OF LOANS                                                      0                     0                   9                   9
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BANKRUPTCY LOAN INFORMATION:
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PRINCIPAL BALANCE                                                 0.00                  0.00           55,145.40                0.00
NUMBER OF LOANS                                                      0                     0                   1                   0
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STATED PRINCIPAL BALANCE OF REO LOANS:                                                                                          0.00
NUMBER OF REO LOANS:                                                                                                               0
BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      0.00

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   41,273,556.72
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 40,843,608.15

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             532
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                525

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.690058%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.676462%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                411,404.27
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             6.350000%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         2.543830%

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                            Page 2 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     June 25, 1996
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     93.083680%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  82.132657%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.951023%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.039769%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.546400%


UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT:                                        180,261.55

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

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                            Page 3 of 4 (c) COPYRIGHT 1996 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                                            ^Mortgage Loan Liquidation Detail

Distribution Date:                     June 25, 1996
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                                  Original            Cut-Off              Current         Realized  Net Liquidation    Liquidation
Loan Number      Loan Group   Principal Balance  Principal Balance    Principal Balance      Loss        Proceeds           Date
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                            Page 4 of 4 (c) COPYRIGHT 1996 Bankers Trust Company